EXHIBIT 99.1

Contact:	John F. Hamilton, VP & CFO
	(650) 462-5900	FOR IMMEDIATE RELEASE

DEPOMED ANNOUNCES FIRST QUARTER RESULTS

MENLO PARK, Calif. — May 15, 2003 - DepoMed, Inc. (AMEX: DMI) today announced a net loss of $6,303,000, or $0.38 per share, for the quarter ended March 31, 2003, compared to a net loss of $5,554,000, or $0.47 per share, for the quarter ended March 31, 2002. Cash and investment balances at March 31, 2003 were approximately $13,046,000.  Subsequent to quarter end, DepoMed announced the closing of a private placement with net proceeds of approximately $18,807,000.

“Since January, we have achieved a number of important clinical and corporate milestones.  This includes our April 2003 financing, which we expect will fund our clinical trial programs for both Metformin GR™ and Ciprofloxacin GR™, as well as enable us to advance products that are at earlier stages in our product pipeline,” commented John W. Fara, Ph.D., Chairman, President and CEO of DepoMed.  “With the strength of our current pharmaceutical product pipeline, our ongoing partnering activities and the continued strategic management of our resources, we believe that DepoMed is in a strong position to advance our product portfolio to commercialization.”

For the first quarter of 2003, the Company reported revenues of $387,000, compared to $622,000 for the same period of 2002.   As of August 2002, research and development services performed for the Company’s joint venture with Elan Corporation, plc and its affiliates were discontinued.  Revenue from the joint venture was $622,000 in the first quarter of 2002 and none in 2003.  Revenue from other collaborative agreements increased to $387,000 in the first quarter of 2003 from $138,000 in the same period in 2002, due to work performed during 2003 under a feasibility agreement between the Company and ActivBiotics signed in October 2002.

Research and development expense for the quarter ended March 31, 2003 was $5,765,000 compared to $4,588,000 during the quarter ended March 31, 2002.  The increase was primarily due to Phase III clinical trials of Metformin GR, DepoMed’s proprietary once-daily product for Type II diabetes.

First Quarter Highlights

During the first quarter, DepoMed released positive Phase III clinical trial results on its first pivotal trial for Metformin GR. Study results demonstrated that metformin delivered once-daily using DepoMed’s Gastric Retention (GR™) technology was comparable to multiple dosings of the Bristol-Myers Squibb immediate-release Glucophage® product in achieving glycemic control.  During the quarter, enrollment in the second pivotal Phase III clinical trial was completed.  Patient dosing in the second trial is expected to be completed in the fourth quarter of 2003.

DepoMed, Inc.

DepoMed, Inc., a development stage company, is applying its innovative oral drug delivery systems to the development of novel oral products and improved formulations of existing oral drugs. DepoMed’s Gastric Retention (GR™) System is a patented oral drug delivery technology designed specifically for drugs preferentially absorbed high in the gastrointestinal tract.  Using normal physiological processes by which the stomach retains large objects for further digestion, the GR System swells following ingestion and is retained in the stomach for a number of hours, while it continuously releases the incorporated drug at a controlled rate to absorption sites in the upper intestinal tract.  The controlled release of the drug at the preferred absorption site optimizes delivery of the drug during the “therapeutic window,” potentially maximizing its therapeutic benefits.  In addition to developing products jointly with other companies, DepoMed is developing its own line of proprietary products based on off-patent and over-the-counter drugs.  Additional information about DepoMed may be found at the company’s web site, www.depomedinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, the results of research and development efforts, the results of pre-clinical and clinical testing, the effect of regulation by the FDA and other agencies, dependence on collaborative partners, the impact of competitive products, disputes arising from collaborative arrangements, product development, commercialization and technological difficulties, and other risks detailed in DepoMed’s Securities and Exchange Commission filings, including the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 and Annual Report on Form 10-K for the fiscal year ended December 31, 2002. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

DEPOMED, INC.

 (A Development Stage Company)

STATEMENTS OF OPERATIONS

(Unaudited)

			Period From
			Inception
	Three Months Ended March 31,		(August 7, 1995) to
	2003	2002 (Restated)(1)	March 31, 2003

Revenue:
Collaborative agreements	$386,986	$137,509	$4,198,009
Collaborative agreements with affiliates	—	484,208	5,101,019

Total revenue	386,986	621,717	9,299,028

Operating expenses:
Research and development	5,765,080	4,587,605	60,607,169
General and administrative	770,025	629,972	16,051,289
Purchase of in-process research and development	—	—	298,154

Total operating expenses	6,535,105	5,217,577	76,956,612

Loss from operations	(6,148,119)	(4,595,860)	(67,657,584)

Other income (expenses):
Equity in loss of joint venture	(5,224)	(812,402)	(19,816,927)
Gain from Bristol-Myers legal settlement	—	—	18,000,000
Interest and other income	74,875	14,576	1,681,498
Interest expense	(224,115)	(160,207)	(1,605,460)

Total other income (expenses)	(154,464)	(958,033)	(1,740,889)

Net loss (restated)	$(6,302,583)	$(5,553,893)	$(69,398,473)

Basic and diluted net loss per share (restated)	$(0.38)	$(0.47)

Shares used in computing basic and diluted net loss per share	16,460,566	11,855,476

(1) Basic and diluted net loss per share for the three-month period ended March 31, 2002 has been changed to reflect the restatement and elimination of accrued dividends as described in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2003.

DEPOMED, INC.

(A Development Stage Company)

BALANCE SHEETS

	March 31, 2003	December 31, 2002
	(Unaudited)	(See Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$1,628,108	$11,533,326
Marketable securities	11,417,855	8,684,647
Accounts receivable	660,388	301,869
Prepaid and other current assets	519,393	534,351
Total current assets	14,225,744	21,054,193

Property and equipment, net	1,825,263	1,833,208
Other assets	343,221	291,876
	$16,394,228	$23,179,277

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,553,858	$4,803,672
Accrued compensation	441,976	429,491
Accrued clinical trial expense	1,169,593	2,381,609
Other accrued liabilities	249,360	218,548
Capital lease obligation, current portion	14,619	14,870
Long-term debt, current portion	426,301	420,850
Other current liabilities	172,583	305,166
Total current liabilities	8,028,290	8,574,206

Capital lease obligation, non-current portion	21,383	22,653
Long-term debt, non-current portion	254,974	362,567
Promissory note to related party	8,806,783	8,618,717

Preferred stock, no par value; 5,000,000 shares authorized; Series A convertible exchangeable preferred stock: 25,000 shares designated, 12,015 shares issued and outstanding at March 31, 2003 and December 31, 2002	12,015,000	12,015,000

Commitments

Shareholders’ deficit:
Common stock, no par value, 100,000,000 shares authorized; 16,460,566 shares issued and outstanding at March 31, 2003 and December 31, 2002	56,653,206	56,679,288
Deficit accumulated during the development stage	(69,398,473)	(63,095,890)
Accumulated other comprehensive income	13,065	2,736
Total shareholders’ deficit	(12,732,202)	(6,413,866)
	$16,394,228	$23,179,277

(1) The balance sheet at December 31, 2002 was derived from the audited balance sheet included in the Company’s 2002 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2003.

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